SECOND AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------

         THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment"), effective as of October 1, 2004 (the "Effective Date"), at Honolulu, Hawaii, is by and between ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Borrower"), the undersigned Banks (herein called, individually, a "Bank" and, collectively, the "Banks"), and FIRST HAWAIIAN BANK, as agent for the Banks (the "Agent").

                             PRELIMINARY STATEMENTS
                             ----------------------

         A. The Borrower, certain of the Banks and other institutions were parties to that certain Revolving Credit and Term Loan Agreement dated as of December 1, 1982. Such Revolving Credit and Term Loan Agreement has been amended and restated on numerous occasions, the last of which occurring pursuant to that certain Third Amended and Restated Revolving Credit and Term Loan Agreement effective as of November 30, 2001, by and between the Borrower, the Banks and the Agent (the "Credit Agreement").

         B. The Credit Agreement was amended by that certain First Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement effective as of February 4, 2004, to amend the definition of "Consolidated Net Income" to account for the adoption by the Borrower of certain accounting standards.

         C. The Borrower has requested the Banks to extend the Termination Date of each Bank's Commitment from November 30, 2004, to January 1, 2008, to amend the Credit Agreement to increase the Total Commitment from $185,000,000.00, to $200,000,000.00, and to amend certain other terms and conditions of the Credit Agreement.

         D. The Banks are willing to amend the Credit Agreement in accordance with the terms and conditions of this Amendment.

         E. All capitalized terms used herein, unless otherwise defined, are as defined in the Credit Agreement.

                                    AGREEMENT
                                    ---------

         In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Extension of Termination Date. The Termination Date shall be January
            -----------------------------
1, 2008, or the Date to which such date is extended from time to time as provided in Section 1.1 B. of the Credit Agreement, or the Date, following the occurrence of an Event of Default, on which the Agent, on behalf of the Banks, exercises the remedies under Section 8.1(1) or 8.1(2).

         2. Increase in Total Commitment. The Total Commitment is hereby
            ----------------------------
increased from $185,000,000.00, to TWO HUNDRED MILLION AND NO/100 DOLLARS ($200,000,000.00). Each Bank's Commitment is hereby amended to the amounts designated in Schedule 1 attached hereto and made a part hereof.

         3. Schedule I. Schedule I to the Credit Agreement is hereby deleted and
            ----------
replaced with Schedule I attached hereto and made a part hereof. In accordance with the increase in the Total Commitment from $185,000,000.00 to $200,000,000.00, the individual Commitments of each Bank are as shown in this revised Schedule I.

         4. Execution of Revolving Credit Notes. On the date hereof, and as a
            -----------------------------------
condition to the effectiveness of this Amendment, (i) Borrower shall execute and deliver to each Bank a Revolving Credit Note, dated the date hereof, in the forms attached as Exhibit A hereto, as follows: (a) in the principal amount of Fifty-three Million Five Hundred Thousand Dollars ($53,500,000.00) to First Hawaiian Bank; (b) in the principal amount of Forty-eight Million Five Hundred Thousand Dollars ($48,500,000.00) to Bank of America, N.A.; (c) in the principal amount of Thirty Million Dollars ($30,000,000.00) to Wells Fargo Bank, National Association; (d) in the principal amount of Thirty Million Dollars ($30,000,000.00) to Bank of Hawaii; (e) in the principal amount of Twenty Million Dollars ($20,000,000.00) to The Bank of New York; (f) in the principal amount of Eighteen Million Dollars ($18,000,000.00) to American Savings Bank, F.S.B. Upon such execution and delivery, the existing Revolving Credit Notes, evidencing the Borrower's obligation to pay each Bank's Commitment prior to this Amendment, shall be replaced and cancelled.

         5. Amendment to Interest Rates. The Interest Rates for certain Loans
            ---------------------------
are hereby amended as follows:

                  (a) Section 1.7 C.(ii) of the Credit Agreement is amended such that the Interest Rate in respect of each Eurodollar Loan during its related Eurodollar Interest Period shall be the Eurodollar Rate for such Eurodollar Interest Period plus forty-seven and one-half one-hundredths of one percent (0.475%); and

                  (b) Section 1.7 D.(ii) of the Credit Agreement is amended such that the Interest Rate in respect of each Term Loan that is a Eurodollar Loan during its related Eurodollar Interest Period shall be the Eurodollar Rate for such Eurodollar Interest Period plus six-tenths of one percent (0.60%).

         6. Amendment to Principal Payments Due Dates on Term Notes. Section 1.6
            -------------------------------------------------------
of the Credit Agreement is hereby amended such that the quarterly principal payments due under all Term Notes is hereby amended to be due on the first Business Day of the immediately subsequent months of April, July, October and January, provided, however, that the fourth such installment shall be in an amount sufficient to repay in full the unpaid principal amount thereof. The maturity date of any such Term Note shall be the date one (1) year subsequent to the Termination Date. Except as amended hereby, all other terms and conditions of Section 1.6 of the Credit Agreement shall remain in full force and effect.

         Consistent with this Amendment, Exhibit B of the Agreement, the form Term Note, shall be replaced it its entirety by the form Term Note attached hereto as Exhibit B.

         7. Minimum Amount of Each Letter of Credit. The first sentence of
            ---------------------------------------
Section 1.14 E. of the Credit Agreement is hereby amended so that each Letter of Credit shall be for an amount which is at least Two Million Five Hundred Thousand Dollars ($2,500,000.00). Except as amended hereby, all other terms and conditions of Section 1.14(E) of the Credit Agreement shall remain in full force and effect.

         8. Letter of Credit Fee. Section 1.14 H. of the Credit Agreement is
            --------------------
hereby amended such that each reference to "55 basis points (0.55%)" is replaced with the term "47.5 basis points (0.475%)." Except as amended hereby, all other terms and conditions of Section 1.14 H. of the Credit Agreement shall remain in full force and effect.

         9. Interest Rates Upon Interest Payment Default. Section 1.7 of the
            --------------------------------------------
Credit Agreement is amended to add the following subsection G. to read as follows:

                  G. Interest Rates Upon Interest Payment Default. If the
                     --------------------------------------------
                  Borrower defaults in the payment when due of any interest amount due under any Loan, the Interest Rate on the principal amount of such Loan shall be amended, from the date such interest amount was due to the date of actual payment, for each day from and including the date such amount is payable to but excluding the date such amount is paid, at a rate equal to the Prime Rate from time to time in effect, plus two percent (2%). Imposition of this rate of interest shall be in addition to any other remedies available to the Banks under Article VIII hereunder. So long as the principal amount of any such Loan is not accelerated by the Agent, upon payment of the interest payment(s) then in default, the Interest Rate on such Loan shall revert back to the applicable Interest Rate on such Loan to be charged on such Loan in the absence of such interest payment default.

         10. Audited Financial Statements. Section 6.1 A.(iii) of the Credit
             ----------------------------
Agreement is hereby amended as follows: (a) the requirement that the Borrower submit an audited consolidating balance sheet of the Borrower and its Subsidiaries is hereby deleted, and (b) all opinions of the accountants preparing such audited financial statements, whether by Deloitte & Touche, LLP or other independent public accountants as may be approved by the Banks, shall be "unqualified" as to any of the matters stated therein. Except as amended hereby, all other terms and conditions of Section 6.1 A.(iii) of the Credit Agreement shall continue in full force and effect.

         11. Dividends; Redemptions. Section 7.8 B. of the Credit Agreement is
             ----------------------
hereby amended to delete the second paragraph of such section (which begins with "On or after the date, ...) in its entirety.

         12. Definitions. The following definitions in Article IX of the Credit
             -----------
Agreement shall be amended as follows:

                  (a) The definition for "Contingent Liabilities" is hereby
                                          ----------------------
 amended in its entirety as follows:
                  "Contingent Liabilities": shall mean, (i) Indebtedness of any
                   ----------------------
                  Person (other than the Borrower or any of its Subsidiaries),
                  (1) that the Borrower or any of its Subsidiaries are contingently or directly liable under any partnership or joint venture agreement, or (2) that is assumed, endorsed, guaranteed or co-signed, directly or indirectly, by the Borrower or any of its Subsidiaries; and (ii) any contingent liability of the Borrower or any of its Subsidiaries arising from any litigation that, pursuant to FASB Statement No. 5 (or any successor thereto), is required to be reported in the notes to the Borrower's consolidated financial statements referred to in Section 6.1A(iii) hereof.

                  (b) The definition for "Excluded Liabilities" is hereby
                                          --------------------
deleted in its entirety.

         13. Reallocation of Existing Loans.
             ------------------------------

                  (a) If on the date hereof there shall be any outstanding Prime Loans, on the date hereof with respect to each such Loan, as conditions to the effectiveness of this Agreement:

                      (i) Not later than 8:00 a.m., Hawaii Standard Time, the Agent shall advise each Bank of such Bank's Proportional Share of such outstanding Loans determined in accordance with the Commitments set forth on
Schedule I attached hereto (the "Revised Proportional Share") and the amount by which such Bank's Revised Proportional Share exceeds or is less than such Bank's Proportional Share determined in accordance with the Commitments set forth on
Schedule I attached to the Credit Agreement (the "Former Proportional Share").

                     (ii) To the extent that any Bank's Revised Proportional Share exceeds such Bank's Former Proportional Share, such Bank shall, not later than 10:00 a.m., Hawaii Standard Time, provide to the Agent at its office specified in the Credit Agreement, immediately available funds in Dollars in such amount in accordance with the Credit Agreement.

                    (iii) To the extent that any Bank's Former Proportional Share exceeds such Bank's Revised Proportional Share, the Agent shall, not later than 12:00 noon, Hawaii Standard Time, provide to such Bank immediately available funds in Dollars in such amount in accordance with the Credit Agreement.

                  (b) If on the date hereof there shall be any outstanding Eurodollar Loans, each such outstanding Eurodollar Loan shall remain in effect until the expiration date(s) of the current related Eurodollar Interest Period(s). If the Borrower has elected, pursuant to Section 1.7 B. of the Credit Agreement, to extend such Loan(s), such outstanding Loan(s) shall be reallocated and repaid in the manner specified in Subsections (i) through (iii) below. Any such Loan(s) converted to a Prime Loan pursuant to said Section 1.7 B. shall be reallocated and repaid in the manner specified in Subsections (i) through (iii) of Section 13(a) above, on the last day of the relevant Eurodollar Interest Period.

                      (i) Not later than 8:00 a.m., Hawaii Standard Time, on the second Domestic Business Day or Eurodollar Business Day, as applicable, prior to the last day of the relevant Eurodollar Interest Period, the Agent shall advise each Bank of such Bank's Revised Proportional Share of such outstanding Loan and the amount by which such Bank's Revised Proportional Share exceeds or is less than such Bank's Former Proportional Share.

                     (ii) To the extent that any Bank's Revised
Proportional Share exceeds such Bank's Former Proportional Share, such Bank shall, not later than 10:00 a.m., Hawaii Standard Time, on the last day of such Eurodollar Interest Period, provide to the Agent at its office specified in the Credit Agreement, immediately available funds in Dollars in such amount in accordance the Credit Agreement.

                    (iii) To the extent that any Bank's Former
Proportional Share exceeds such Bank's Revised Proportional Share, the Agent shall, not later than 12:00 noon, Hawaii Standard Time, on the last day of such Eurodollar Interest Period, provide to such Bank immediately available funds in Dollars in such amount in accordance the Credit Agreement.

         14. Restructuring Fee. On the Effective Date or execution date of this Amendment, whichever is earlier, the Borrower shall pay to the Agent the Restructuring Fee in accordance with Section 1.3 B. of the Credit Agreement, which fee shall be equal to 0.05% of $200,000,000.00, or $100,000.00.

         15. Miscellaneous.
             -------------

                  (a) Confirmation of Warranties and Covenants: No Event of
                      -----------------------------------------------------
Default. All of the continuing warranties of the Borrower contained in the
-------
Credit Agreement, are hereby confirmed and reaffirmed by the Borrower as being true, valid and correct as of the date of this Amendment. The Borrower further represents and warrants that:

                      (i) The consolidated financial statements of the Borrower as of and for the year ended December 31, 2003, as audited by Deloitte & Touche, LLP, and the consolidated unaudited financial statements of the Borrower as of June 30, 2004, which statements are duly certified by the Chief Financial Officer of the Borrower, are complete, correct and present fairly the financial position and results of operations as of or for the periods indicated, all in accordance with GAAP applied on a consistent basis, except as set forth in the notes thereto.

                     (ii) no Event of Default exists as of the date of this Amendment.

                  (b) No Offsets or Defenses; Waiver. As of the date hereof, the
                      ----------------------
Borrower has no claims, defenses or offsets against the Agent, the Banks or against the Borrower's obligations under the Credit Agreement, as herein amended, whether in connection with the negotiations for or closing of the Credit Agreement, of this Amendment, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released.

                  (c) Full Force and Effect. The provisions of the Credit
                      ---------------------
Agreement and of the Notes, as previously amended, are hereby amended to conform with this Amendment but in all other respects the provisions of the Credit Agreement and the Notes, as previously amended and as amended by this Amendment, shall continue in full force and effect.

                  (d) Rights of the Banks. This Amendment is made on the express
                      -------------------
condition that nothing contained herein shall in any way be construed as affecting, impairing, or waiving any rights of the Banks under the Credit Agreement.

                  (e) Bind and Inure. This Amendment shall be binding upon and
                      --------------
inure to the benefit of the Banks, the Borrower and their respective successors and assigns, provided, that the Borrower may not transfer any rights or obligations under this Amendment without the prior written consent of the Banks.

                  (f) Applicable Law; Severability. This Amendment shall be
                      ----------------------------
governed by and interpreted in accordance with the laws of the State of Hawaii. If any provision of this Amendment is held to be invalid or unenforceable, the validity or enforceability of the other provisions shall remain unaffected.

                  (g) Paragraph Headings. The headings of paragraphs in this
                      ------------------
Amendment are inserted only for convenience and shall in no way define, describe, or limit the scope or intent of any provision of this Amendment.

                  (h) Counterparts and Facsimile Signatures. The parties to this
                      -------------------------------------
Amendment agree that this Amendment may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. For all purposes, including, without limitation, recordation and delivery of this Amendment, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document. The submission of a signature-page transmitted by facsimile or telecopy (or similar electronic transmission facility) shall be fully binding and in full effect for all purposes under this Amendment. In such event, original signature pages shall be delivered within a reasonable time and substituted for the facsimile signature pages in the counterpart copies upon receipt.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                  ALEXANDER & BALDWIN, INC.


                                  By /s/ Christopher J. Benjamin
                                     ---------------------------------------
                                     CHRISTOPHER J. BENJAMIN
                                     Its Vice President and
                                         Chief Financial Officer



                                  By /s/ Thomas A. Wellman
                                     ---------------------------------------
                                     THOMAS A. WELLMAN
                                     Its  Vice President, Controller and
                                          Treasurer

                                                                     "Borrower"



                                  FIRST HAWAIIAN BANK,
                                  as a Bank and as Agent
                                  Corporate Hawaii Division
                                  999 Bishop Street, 11th Floor
                                  Honolulu, Hawaii  96813
                                  Att'n: Mr. Alan Arizumi
                                         Vice President
                                  Telephone: (808) 525-6203
                                  Facsimile:  (808) 525-6200


                                  By /s/ Alan H. Arizumi
                                     ---------------------------------------
                                     ALAN H. ARIZUMI
                                     Its Vice President



                                  BANK OF AMERICA, N.A.
                                  WA1-501-35-01
                                  800 Fifth Avenue, 35th Floor
                                  Seattle, Washington  98104
                                  Att'n:  Mr. Mark  N. Crawford
                                          Senior Vice President
                                  Telephone: (206) 358-8945
                                  Facsimile:  (206) 585-1794


                                  By /s/ Mark N. Crawford
                                     ---------------------------------------
                                     Its Senior Vice President




                                  BANK OF HAWAII
                                  130 Merchant Street, 20th Floor
                                  Honolulu, Hawaii  96813
                                  Att'n: Mr. James Karnowski
                                  Telephone: (808) 537-8689
                                  Facsimile:  (808) 537-8301


                                  By /s/ James Karnowski
                                    ---------------------------------------
                                    Its Vice President




                                  THE BANK OF NEW YORK
                                  10990 Wilshire Boulevard
                                  Suite 1125
                                  Los Angeles, California  90024
                                  Att'n:  Ms. Jennifer Ellerman
                                          Vice President
                                  Telephone: (310) 996-8677
                                  Facsimile:  (310) 996-8667


                                  By /s/ Jennifer Ellerman
                                     ---------------------------------------
                                     Its Vice President




                                  WELLS FARGO BANK, NATIONAL ASSOCIATION
                                  MAC A0112-101
                                  550 California Street, 10th Floor
                                  San Francisco, California 94104
                                  Attn:   Mr. Jeff Bailard
                                          Vice President
                                  Telephone: (415) 396-1648
                                  Facsimile:  (415) 989-4319


                                  By /s/ Jeff Bailard
                                     ---------------------------------------
                                     Its Vice President




                                  AMERICAN SAVINGS BANK, F. S. B.
                                  P. O. Box 2300
                                  Honolulu, Hawaii 96804-2300
                                  Attn:   Mr. Carl A. Morita
                                  Telephone: (808) 539-7631
                                  Facsimile:   (808) 532-7370


                                  By /s/ Carl A. Morita
                                     ---------------------------------------
                                     Its Vice President

                                                                       "Banks"

                                   SCHEDULE I
                                   ----------



                                                     Commitment

         First Hawaiian Bank                        $ 53,500,000
         Bank of America, N.A.                        48,500,000
         Wells Fargo Bank, National Association       30,000,000
         Bank of Hawaii                               30,000,000
         The Bank of New York                         20,000,000
         American Savings Bank, F. S. B.              18,000,000
                                                    ------------
                                                    $200,000,000

                                    EXHIBIT A
                                    ---------

                              REVOLVING CREDIT NOTE


$__________________                                            Honolulu, Hawaii

                                                      ___________________, 2004

                  ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of _____________________________________________________________(the
"Payee") at the offices of First Hawaiian Bank, a Hawaii corporation, located at 999 Bishop Street, Honolulu, Hawaii 96813, the principal sum of _______________________________________________ AND NO/100 DOLLARS
($_____________), on the Termination Date (as defined in the Agreement referred to below) in lawful money of the United States of America and in immediately available funds.

                  The Borrower promises also to pay interest on the unpaid principal amount thereof in like money and funds at said office from the date hereof until paid at the rates per annum which will be determined in accordance with the provisions of Article I and Article II of the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Agreement") effective as of November 30, 2001, among the Borrower, the Payee and the other banks party thereto, as the same may be amended from time to time, said interest to be payable at the times provided for in the Agreement.

                  This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                             ALEXANDER & BALDWIN, INC.


                             By
                                ---------------------------------------
                                  Its
                                     ----------------------------------


                             By
                                 ---------------------------------------
                                   Its
                                      ----------------------------------

                           LOAN AND REPAYMENT SCHEDULE
                              REVOLVING CREDIT NOTE
                              ---------------------

-------------------------------------------------------------------------------
             (Use this section when evidencing a Eurodollar Loan)

                                Eurodollar Loans
                                ----------------

-------------------------------------------------------------------------------
                                       Amount and
                                       date of
                                       Principal
                                       Repayment      Amount and
                                       (including     date of
       When                  Maturity  amounts        Interest       Notation
Rate   Made   Term   Amount  Date      converted)     Payment        Made By
-------------------------------------------------------------------------------









-------------------------------------------------------------------------------
            (Use this section when evidencing Prime Rate Loan)

                                Prime Rate Loans
                                ----------------

-------------------------------------------------------------------------------
                                       Amount and
                                       date of
                                       Principal
                                       Repayment      Amount and
                                       (including     date of
       When                  Maturity  amounts        Interest       Notation
Rate   Made   Term   Amount  Date      converted)     Payment        Made By
-------------------------------------------------------------------------------

                                    EXHIBIT B
                                    ---------

                                    TERM NOTE

$___________________                                    Honolulu, Hawaii
                                                     January 1, ________


                  ALEXANDER & BALDWIN, INC., a Hawaii corporation (hereafter referred to as the "Borrower"), for value received, hereby promises to pay to the order of _____________________________ (the "Payee") at the offices of
FIRST HAWAIIAN BANK, a Hawaii corporation, located at 999 Bishop Street, Honolulu, Hawaii, 96813, the principal sum of _______________________________
Dollars ($____________), in lawful money of the United States of America and in immediately available funds, in four consecutive substantially equal quarterly installments of $_______________, which installments shall be payable on the first Business Day of the immediately subsequent months of April, July, October and January, commencing April ____, ______; provided, however, that the last such installment due on January ____, _______, shall be in an amount sufficient to repay in full the unpaid principal amount; and to pay interest from the date hereof on said principal sum, or the unpaid balance thereof, in like money and funds, at said office, at the rates per annum which shall be determined in accordance with the provisions of Articles I and II of the Agreement referred to below, said interest to be payable at the times provided for in the Agreement. All unpaid principal, accrued yet unpaid interest, and all other fees and charges due under this Note shall be due and payable on January _____, _______.

                  This Note is one of the Term Notes referred to in the Third Amended and Restated Revolving Credit and Term Loan Agreement effective as of November 30, 2001, among the Borrower, the Payee, and the other banks party thereto, as the same may be amended from time to time (the "Agreement"), and is entitled to all the benefits provided therein. Reference is made to said Agreement for the rights and obligations of the Borrower, the Payee (as one of the "Banks" defined therein), and First Hawaiian Bank, as Agent, with regard to this Note.

                  This Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default, as defined in the Agreement, shall occur and shall be continuing, the principal of and accrued interest on this Note may become due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

                                 ALEXANDER & BALDWIN, INC.

                                 By _____________________________________

                                      Its _______________________________



                                 By _____________________________________

                                      Its _______________________________